Exhibit 10.2

MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT (this "Lease") is made as of March 22, 2022, between UTICA LEASECO, LLC, its successors and assigns ("Lessor"), and HEAT WAVES HOT OIL SERVICE LLC, a Colorado limited liability company, its successors and permitted assigns (hereafter referred to both individually, and collectively (if more than one), as "Lessee"). Each duty, obligation, representation, warranty, covenant, and agreement of Lessee under this Lease, or any document, exhibit, schedule, rider, or other instrument incorporated herein by reference, is made jointly and severally by each party comprising Lessee, and their respective permitted successors and assigns.

Lessee desires to lease from Lessor the equipment and other property (collectively, the "Equipment") described in each Equipment Schedule executed pursuant to this Lease (each, a "Schedule"), with each Schedule incorporating by reference the terms and conditions of this Lease. The term “Lease” shall also incorporate by reference all Schedules and any Riders entered into with respect to such Schedules). Certain definitions and construction of certain of the terms used in this Lease are provided in Section 19 hereof.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Lease agree as follows:

1.       AGREEMENT TO LEASE; TERM. This Lease is effective as of the date specified above. By entering into a Schedule, Lessor leases the Equipment described therein to Lessee, and Lessee leases such Equipment from Lessor, in each case, subject to the terms and conditions in this Lease and such Schedule all other Schedules, Riders, Exhibits and all of the other documents and agreements executed in connection herewith (collectively, the “Lease Documents”). Each Schedule, incorporating the terms and conditions of this Lease, will, at Lessor’s option, constitute a separate instrument of lease. The term of lease with respect to each item of Equipment leased under a Schedule shall commence on the date of execution of such Schedule and continue for the term provided in that Schedule.

2.      RENT. Lessee shall pay Lessor (a) the rental installments (“Basic Rent”) as and when specified in each Schedule, without demand, and (b) all of the other amounts payable in accordance with this Lease, such Schedule and/or any of the other Lease Documents (“Other Payments”, and together with the Basic Rent, collectively, the "Rent"). Upon Lessee’s execution thereof, the related Schedule shall constitute a non-cancelable net lease, and Lessee's obligation to pay Rent, and otherwise to perform its obligations under or with respect to such Schedule and all of the other Lease Documents, are and shall be absolute and unconditional and shall not be affected by any circumstances whatsoever, including any right of setoff, counterclaim, recoupment, deduction, defense or other right which Lessee may have against Lessor, the manufacturer or vendor of the Equipment (the "Suppliers"), or anyone else, for any reason whatsoever (each, an “Abatement”). Lessee agrees that all Rent shall be paid in accordance with Lessor’s or Assignee’s written direction. Time is of the essence. If any Rent is not received by Lessor within five (5) calendar days of the due date (or the next business day if the 5th day of such grace period is a Saturday, Sunday, or legal holiday for commercial banks under the laws of the state of the Lessor’s notice address), Lessee shall pay a late charge equal to ten (10%) percent of the amount (the “Late Fee”). In addition, in the event that any payment or any other amount due hereunder is not processed or is returned on the basis of insufficient funds, upon demand, Lessee shall pay Lessor a charge equal to five (5%) percent of the amount of such payment. Lessor will have the option to charge Lessee a surcharge of 1% of the monthly payment amount per month for every 0.25% that the prime rate of Comerica Bank exceeds 3.25%. The surcharge will be calculated on July 1, 2022 and January 1, 2023, and on each July 1 and January 1 thereafter.  This surcharge will be added to the monthly Basic Rent due under the Lease, and be due and payable with the next regularly scheduled Basic Rent payment under such Schedule and on each payment date thereafter.

3.         REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LESSEE. Lessee represents, warrants and agrees that, as of the effective date of this Lease and of each Schedule: (a) Lessee has the form of business organization indicated, and is and will remain duly organized and existing in good standing under the laws of the place of organization specified, under Lessee’s signature and is duly qualified to do business wherever necessary to perform its obligations under the Lease Documents, including each jurisdiction in which the Equipment is or will be located. Lessee’s legal name is as shown in the preamble of this Lease; and Lessee’s Federal Employer Identification Number and organizational number are as set forth under Lessee’s signature. Within the previous six (6) years, Lessee has not changed its name, done business under any other name, or merged or been the surviving entity of any merger, except as disclosed to Lessor in writing. Lessee covenants that it will inform Lessor in writing prior to any changes in ownership or management of Lessee. (b) The Lease Documents (1) have been duly authorized by all necessary action consistent with Lessee’s form of organization, (2) do not require the approval of, or giving notice to, any governmental authority, (3) do not contravene or constitute a default under any applicable law, Lessee’s organizational documents, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound, and (4) constitute legal, valid and binding obligations of Lessee enforceable against Lessee, in accordance with the terms thereof. (c) There are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, "Material Adverse Effect" shall mean (i) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Lessee, or on Lessor’s rights and remedies under this Lease, or (ii) a material impairment of the ability of Lessee to perform its obligations under or remain in compliance with such Schedule or any of the other Lease Documents. Further, Lessee is not in default under any financial or other material agreement that, either individually, or in the aggregate, would have a Material Adverse Effect. (d) All of the Equipment covered by such Schedule is located solely in the jurisdiction(s) specified in such Schedule. (e) Under the applicable laws of each such jurisdiction, such Equipment consists (and shall continue to consist) solely of personal property and not fixtures. Such Equipment is removable from and is not essential to the premises at which it is located. (f) The financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and fairly present Lessee's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations. (g) With respect to any Collateral, Lessee has good and marketable title to, rights in, and/or power to transfer a security interest therein in accordance with this Agreement. (h) The prior owner of the Equipment is not an affiliate of Lessee. (i) The purchase of the Equipment represented an arms’ length transaction and the purchase price for the Equipment specified therein is the amount obtainable in an arms’ length transaction between a willing and informed buyer and a willing and informed seller under no compulsion to sell.

4.       FURTHER ASSURANCES AND OTHER COVENANTS. Lessee agrees as follows: (a) Upon Lessor’s request, Lessee will furnish Lessor with (1) Lessee's balance sheet, statement of income and statement of retained earnings, prepared in accordance with GAAP, certified by a recognized firm of certified public accountants, within one hundred twenty (120) days of the close of each fiscal year of Lessee, (2) Lessee’s quarterly financial report certified by the chief financial officer of Lessee, within sixty (60) days of the close of each fiscal quarter of Lessee, and (3) all of Lessee’s Forms 10-K and 10-Q, if any, filed with the Securities and Exchange Commission (“SEC”) as and when filed (by furnishing these SEC forms, or making them publicly available in electronic form, in each case, within the time periods set forth in clauses (1) and (2), Lessee shall be deemed to have satisfied the requirements of clauses (1), (2) and (3)). (b) Lessee shall obtain and deliver to Lessor and/or promptly execute or otherwise authenticate any documents, filings, waivers (including any landlord and mortgagee waivers and/or subordination and lien waiver agreements), releases and other records, and will take such further action as Lessor may request in furtherance of Lessor’s rights under any of the Lease Documents. Lessee covenants that, except as disclosed to the Lessor on or before the date of this Lease, there are currently no mortgages on the premises on which the Equipment is located, and that in the event any mortgages are granted on such premises, Lessee shall immediately obtain mortgagee waivers in form and substance satisfactory to Lessor from any such mortgagees. Lessee will deliver to Lessor any additional information reasonably requested by Lessor relating to the Equipment and/or the general financial condition of Lessee. Lessee irrevocably authorizes Lessor to file Uniform Commercial Code financing statements (“UCCs“), and other filings with respect to the Equipment, including a registration of lien in the lien registry of any appropriate government agency and, to the extent any of the Equipment constitutes a motor vehicle(s), certificates of title or other similar documentation naming Lessor as first lienholder, with the titling agency in the appropriate jurisdiction. Without Lessor’s prior written consent, Lessee agrees not to file any corrective or termination statements or partial releases with respect to any UCCs filed by Lessor pursuant to this Lease. (c) Lessee shall provide written notice to Lessor: (1) thirty (30) days prior to any change in Lessee’s name or jurisdiction or form of organization or any change of ownership or management of Lessee; (2) promptly upon the occurrence of any Event of Default (as defined in Section 15) or event which, with the lapse of time or the giving of notice, or both, would become an Event of Default (a "Default"); and (3) promptly upon Lessee becoming aware of any alleged violation of applicable law relating to the Equipment or this Lease. (d) Lessee has been advised by Lessor that the USA Patriot Act establishes minimum standards of account information to be collected and maintained by Lessor, and that to help the government fight the funding of terrorism and money laundering activities, Federal law requires (to the extent applicable) all financial institutions to obtain, verify and record information that identifies each person who opens an account; and specifically, this means that when Lessee executes this Lease, Lessor may ask for Lessee’s name and address, the date of birth of the officers executing this Lease, and other information that will allow Lessor to identify Lessee; and that Lessor may also ask to see the driver’s license or other identifying documents of the officers of Lessee executing this Lease. (e) Lessee is and will remain in full compliance with all applicable laws including, without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Lessee is or shall be (A) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation, or (B) a person designated under Sections 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

5.         CONDITIONS PRECEDENT TO THIS LEASE. On the terms and conditions contained herein, Lessor hereby agrees to lease any Equipment under a Schedule, upon Lessor's determination that all of the following have been satisfied: (a) Lessor having received the following, in form and substance satisfactory to Lessor: (1) evidence as to due compliance with the insurance provisions of Section 11; (2) UCCs, real property waivers and all other filings required by Lessor; (3) a certificate of an appropriate officer of Lessee certifying (A) resolutions duly authorizing the transactions contemplated in the applicable Lease Documents, and (B) the incumbency and signature of the officers of Lessee authorized to execute such documents; (4) the only manually executed original of the Schedule, and counterpart originals of all other Lease Documents; (5) evidence satisfactory to Lessor of the ownership and title to the Equipment, including, without limitation, certifications of the same; and (6) such other documents, agreements, instruments, certificates, opinions, and assurances, as Lessor may require. (b) All representations and warranties provided by Lessee in favor of Lessor in any of the Lease Documents shall be true and correct on the effective date of the related Schedule (Lessee's execution and delivery of the Schedule shall constitute Lessee’s acknowledgment of the same). (c) There shall be no Default or Event of Default under the Schedule or any other Lease Documents. The Equipment shall be at the locations disclosed in writing to Lessor by Lessee, as evidenced by the Schedule or location report, and shall be in the condition and repair required hereby; and on the effective date of such Schedule Lessee shall have good and marketable title to the Equipment described therein, free and clear of any claims, liens, attachments, rights of others and legal processes ("Liens").

6.         ACCEPTANCE UNDER LEASE. Lessee covenants and agrees that, as of the Effective Date, Lessee shall be deemed to have accepted the Equipment even if Lessee fails to execute and deliver a Schedule describing such Equipment. Each Schedule will evidence Lessee’s unconditional and irrevocable acceptance under the Schedule of the Equipment described therein.

7.         USE AND MAINTENANCE. Except as may be otherwise specified on any Schedule, (a) Lessee shall (1) use the Equipment solely in the continental United States and in the conduct of its business, for the purpose for which the Equipment was designed, in a careful and proper manner, and shall not permanently discontinue use of the Equipment; (2) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (A) in accordance and consistent with (i) all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the supplier or service provider, (ii) the requirements of all applicable insurance policies, (iii) manufacturer’s recommendations, (iv) the original purchase agreement under which such Equipment was acquired, so as to preserve all of Lessee’s and Lessor’s rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, as and if applicable, (v) all applicable laws, and (vi) the prudent practice of other similar companies in the same business as Lessee, but in any event, to no lesser standard than that employed by Lessee for comparable equipment owned or leased by it; and (B) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Lessee hereunder, except for ordinary wear and tear resulting despite Lessee's full compliance with the terms hereof; (3) provide written notice to Lessor not less than thirty (30) days after any change of the location of any Equipment (or the location of the principal garage of any Equipment, to the extent that such Equipment is mobile equipment) as specified in the Schedule; and (4) not attach or incorporate the Equipment into any property except for other Equipment in such a manner that the Equipment may be deemed to have become an accession to or a part of such other property. (b) Within a reasonable time, Lessee will replace any parts of the Equipment which become worn out, lost, destroyed, damaged beyond repair or otherwise unfit for use, by new or reconditioned replacement parts which are free and clear of all Liens and have a value, utility and remaining useful life at least equal to the parts replaced (assuming that they were in the condition required by this Lease). Any modification or addition to the Equipment that is required by this Lease shall be made by Lessee. An interest in all such parts, modifications and additions to the Equipment immediately shall vest in Lessor, without any further action by Lessor or any other person, and they shall be deemed incorporated in the Equipment for all purposes of the related Schedule. Unless replaced in accordance with this Section, Lessee shall not remove any parts originally or from time to time attached to the Equipment, if such parts are essential to the operation of the Equipment, are required by any other provision of this Lease or cannot be detached from the Equipment without interfering with the operation of the Equipment or adversely affecting the value, utility and remaining useful life which the Equipment would have had without the addition of such parts. Except as permitted in this Section, Lessee shall not make any material alterations to the Equipment. (c) Lessee shall afford Lessor and/or its designated representatives immediate access to the premises where the Equipment is located for the purpose of inspecting and appraising such Equipment and all applicable maintenance or other records relating thereto at any time during normal business hours, at Lessee’s sole cost and expense. If any discrepancies are found as they pertain to the general condition of the Equipment, Lessor will communicate these discrepancies to Lessee in writing. Lessee shall then have thirty (30) days to rectify these discrepancies at its sole expense. Lessee shall pay all expenses of a re-inspection by Lessor’s appointed representative, including travel costs.

8.         DISCLAIMER; QUIET ENJOYMENT. (a) THE EQUIPMENT IS LEASED HEREUNDER “AS IS, WHERE IS”. LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE EQUIPMENT, INCLUDING ANY PART, OR ANY MATTER WHATSOEVER, INCLUDING, AS TO EACH ITEM OF EQUIPMENT, ITS DESIGN, CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY LESSEE), COMPLIANCE OF SUCH ITEM WITH ANY APPLICABLE LAW, CONFORMITY OF SUCH ITEM TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE DOCUMENT OR TO THE DESCRIPTION SET FORTH IN THE RELATED SCHEDULE OR ANY OF THE OTHER LEASE DOCUMENTS, OR ANY INTERFERENCE OR INFRINGEMENT (EXCEPT AS EXPRESSLY PROVIDED IN SECTION 8(b)), OR ARISING FROM ANY COURSE OF DEALING OR USAGE OF TRADE, NOR SHALL LESSOR BE LIABLE, FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT; AND LESSEE HEREBY WAIVES ANY CLAIMS ARISING OUT OF ANY OF THE FOREGOING. Without limiting the foregoing, Lessor will not be responsible to Lessee or any other person with respect to, and Lessee agrees to bear sole responsibility for, any risk or other matter that is the subject of Lessor’s disclaimer; and Lessor's agreement to enter into this Lease and any Schedule is in reliance upon the freedom from and complete negation of liability or responsibility for the matters so waived or disclaimed herein or covered by the indemnity in this Lease. So long as no Event of Default has occurred, Lessee may exercise Lessor’s rights, if any, under any warranty with respect to the Equipment. Lessee’s exercise of such rights shall be at its sole risk, shall not result in any prejudice to Lessor, and may be exercised only during the term of the related Schedule. Lessee shall not attempt to enforce any such warranty by legal proceeding without Lessor's prior written approval. Lessee hereby agrees to indemnify, defend and hold Lessor harmless for any and all losses, claims or damages suffered by Lessor as a result of warranty claims brought or threatened by Lessee. (b) Lessor warrants that during the term of each Schedule, so long as no Event of Default has occurred, Lessee's possession and use of the Equipment leased thereunder shall not be interfered with by Lessor or anyone rightfully claiming an interest through Lessor. The preceding warranty is in lieu of all other warranties by Lessor, whether written, oral or implied, with respect to this Lease or the Equipment. Any actual or purported breach of this warranty shall not give rise to any Abatement, but Lessee may bring a direct cause of action against Lessor for any actual damages directly resulting from any such breach.

9.         FEES AND TAXES. Lessee agrees to: (a) (1) if permitted by law, file in Lessee’s own name or on Lessor’s behalf, directly with all appropriate taxing authorities all declarations, returns, inventories and other documentation with respect to any personal property taxes (or any other taxes in the nature of or imposed in lieu of property taxes) due or to become due with respect to the Equipment, and if not so permitted by law, to promptly notify Lessor and provide it with all information required in order for Lessor to timely file all such declarations, returns, inventories, or other documentation, and (2) pay on or before the date when due all such taxes assessed, billed or otherwise payable with respect to the Equipment directly to the appropriate taxing authorities; (b) (1) pay when due as requested by Lessor, and (2) defend and indemnify Lessor on a net after-tax basis against liability for all license and/or registration fees, assessments, and sales, use, property, excise, privilege, value added and other taxes or other charges or fees now or hereafter imposed by any governmental body or agency upon the Equipment or with respect to the manufacture, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the Rent hereunder (other than taxes on or measured solely by the net income of Lessor); and (c) indemnify Lessor against any penalties, charges, interest or costs imposed with respect to any items referred to in clauses (a) and (b) above (the items referred to in clauses (a), (b), and (c) above being referred to herein as “Impositions”). Any Impositions which are not paid when due and which are paid by Lessor shall, at Lessor's option, become immediately due from Lessee to Lessor, together with interest thereon at the Default Rate. Lessee also agrees to make and cooperate with Lessor with any filings or registrations in any foreign jurisdiction as requested by Lessor.

10.         INTENT; GRANTING CLAUSE. (a) Lessee and Lessor intend that each Schedule, referencing or incorporating by reference the terms of this Lease, qualifies as a statutory finance lease under Article 2A of the UCC and not a true “lease” as defined in the UCC. To the extent permitted by applicable law, LESSEE WAIVES ANY RIGHT IT MAY HAVE UNDER SECTIONS 2A-303 AND 2A-508 THROUGH 2A-522 OF THE UCC. To the extent that this Lease may be construed as a security agreement, Article 2A of the UCC does not apply, and each Schedule constitutes the retention of a security interest by Lessor in the Equipment described therein. Lessee hereby authorizes Lessor to file one or more UCC-1 financing statements as a “notice filing” with the Secretary of State of Lessee’s state of incorporation or formation (as the case may be) and to file any continuation or amendment statements deemed necessary by Lessor to maintain the effectiveness of such filings. To the extent any of the Equipment constitutes a motor vehicle(s), Lessee hereby authorizes Lessor to file certificates of title, naming Lessor as first lienholder, with the titling agency in the appropriate jurisdiction. (b) In order to secure: (A) the prompt payment of the Rent and all of the other amounts from time to time outstanding with respect hereto and to each Schedule, and the performance and observance by Lessee of all of the provisions hereof and thereof and of all of the other Lease Documents; and (B) the prompt payment, performance and observance by Lessee of all other obligations of Lessee to Lessor under any other agreement or instrument, both now in existence and hereafter created (as the same may be renewed, extended or modified), including (without limitation) any other Master Lease Agreements and all Schedules now or hereafter executed pursuant thereto (collectively, the “Related Lease”); Lessee hereby collaterally assigns, grants, and conveys to Lessor, a first priority security interest in and lien on all of Lessee’s right, title and interest in and to all of the following (whether now existing or hereafter created, and including any other collateral described on any rider hereto; collectively, the “Collateral”; all terms used in this sentence but not otherwise defined in the Schedules or this Agreement shall have meanings given in the UCC): (1) the Lessee's Equipment financed hereunder (to the extent this Lease is construed as a security agreement), Equipment described in the attached Schedules or otherwise covered thereby (including all inventory, fixtures or other property comprising the Equipment), together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished or financed by the Lessor; (2) all books and records pertaining to the foregoing; (4) all property of Lessee held by Lessor, including all property of every description, in the custody of or in transit to Lessor for any purpose, including safekeeping, collection or pledge, for the account of Lessee or as to which Lessee may have any right or power, including but not limited to cash and (5) to the extent not otherwise included, all insurance, substitutions, replacements, exchanges, accessions, proceeds and products of the foregoing, including without limitation, insurance proceeds. The collateral assignment, security interest and lien granted herein shall survive the termination, cancellation or expiration of this Agreement or a particular Schedule until such time as Lessee’s obligations hereunder, thereunder and under the other Lease Documents are fully and indefeasibly discharged. The conveyance contemplated hereby is solely for the purpose of granting to Lessor a security interest in the Equipment. All Equipment in which an interest is conveyed hereby shall remain in the possession of Lessee pursuant to the Lease, unless prior written consent is obtained from Lessor permitting otherwise. (c) If a court of competent jurisdiction concludes that any amounts hereunder constitute the payment of interest, it shall be at an interest rate that is equal to the lesser of the maximum lawful rate permitted by applicable law or the effective interest rate used by Lessor in calculating such amounts. To that end, it is agreed that the rate of interest hereunder shall not, at any time, exceed any applicable lawful limitation on the rate or amount of interest that may be chargeable hereunder (the “Interest Rate Limitation”). In the event that the rate of interest otherwise applicable hereunder (including any sums paid independent of this Lease and properly determined under applicable law to be interest) shall exceed the Interest Rate Limitation, the interest rate applicable to this Lease shall automatically be reduced to the maximum interest rate which does not exceed the Interest Rate Limitation, and sums paid as interest which would cause the effective rate of interest hereunder to exceed the Interest Rate Limitation shall be applied to reduce the principal balance due hereunder, if any, or otherwise refunded to Lessee. (d) Lessee hereby acknowledges and agrees that, to the extent that Lessor’s participation in any purchase and lease of an item or items of Equipment pursuant to this Lease constitutes a financing of Lessee’s acquisition of such item or items of Equipment, Lessee’s repayment of the amounts of such financing shall apply on a “first-in/first-out” basis so that portions of the amounts of such financing used to purchase such item or items of Equipment shall be deemed repaid in the chronological order of the use of such amounts to purchase the same.

11.   INSURANCE. Upon acceptance under a Schedule, Lessee shall maintain all-risk insurance coverage with respect to the Equipment insuring against, among other things: (a) any casualty to the Equipment (or any portion thereof), including loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the greater of full replacement value of the Equipment or the Stipulated Loss Value thereof (as the same may be adjusted pursuant to Section 16 below); and (b) any commercial liability arising in connection with the Equipment, including both bodily injury and property damage with a combined single limit per occurrence of not less than the amount specified in the Schedule; having a deductible reasonably satisfactory to Lessor. Lessor shall have the right to contact Lessee’s insurance provider at any time. Lessee covenants to provide Lessor prior written notice of any changes to the insurance coverage required hereunder. Lessee shall cause to be provided to Lessor, not less than fifteen (15) days prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Lessor of renewal or replacement coverage. The required insurance policies (including endorsements) shall (i) be in form and amount reasonably satisfactory to Lessor, and written by insurers of recognized reputation and responsibility satisfactory to Lessor (but such insurer shall carry a current rating by A.M. Best Company of at least "A" for a general policyholder and a financial rating of at least "VIII"), (ii) be endorsed to name Lessor and Comerica Bank, N.A. as an additional insured (but without responsibility for premiums) and lender’s loss payee (although in this instance, “lender” is the Lessor) and loss payee, (iii) provide that any amount payable under the required casualty coverage shall be paid directly to Lessor as sole loss payee, and (iv) provide for thirty (30) days’ written notice by such insurer of cancellation, material change, or non-renewal. In the event Lessee fails to maintain insurance for the Equipment as required hereunder, upon Lessor’s receipt of notice of or otherwise knowledge: (i) of an unpaid insurance premium; (ii) of a termination or cancellation of any required insurance policy; or (iii) that a required insurance policy is not to be renewed and Lessee fails to provide replacement coverage at least fifteen (15) days prior to the termination of existing coverage, Lessor may, at its option, procure and substitute another policy of insurance in the amount required pursuant to the foregoing terms of this Lease with such companies as Lessor may select, the cost of which shall be paid by Lessee upon demand. All sums paid by Lessor in procuring said insurance that are not promptly reimbursed by Lessee shall be added to Rent due under the Lease, and shall be immediately due and payable without notice, with interest thereon at the Default Rate.

12.   LOSS AND DAMAGE. (a) At all times during the term of this Lease, Lessee shall indemnify and hold Lessor harmless for losses arising from the loss, theft, confiscation, taking, unavailability, damage or partial destruction of the Equipment and Lessee shall not be released from its obligations under any Schedule or other Lease Document in any such event. (b) Lessee shall provide prompt written notice to Lessor of any Total Loss or any material damage to the Equipment. Any such notice must be provided together with any damage reports provided to any governmental authority, the insurer, and any documents pertaining to the repair of such damage, including copies of work orders, and all invoices for related charges. (c) Without limiting any other provision hereof, Lessee shall repair all damage to any item of Equipment from any and all causes, other than a Total Loss, so as to cause it to be in the condition and repair required by this Lease. (d) A “Total Loss” shall be deemed to have occurred to an item of Equipment upon: (1) the actual or constructive total loss of any item of the Equipment, (2) the loss, disappearance, theft or destruction of any item of the Equipment, or damage to any item of the Equipment that is uneconomical to repair or renders it unfit for normal use, or (3) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment or the imposition of any Lien thereon by any governmental authority. On the next rent payment date following a Total Loss (a “Loss Payment Date”), Lessee shall pay to Lessor the Basic Rent due on that date plus the greater of the (i) Stipulated Loss Value of or (ii) the entire amount of insurance proceeds received by Lessee in connection with any Total Loss or other loss or damage to the item or items of the Equipment with respect to which the Total Loss has occurred (the “Lost Equipment”), together with any Other Payments due hereunder with respect to the Lost Equipment. Notwithstanding anything to the contrary provided herein, to the extent any insurance proceeds are received by Lessee in connection with the Equipment, such proceeds shall be immediately remitted to Lessor to be credited against the amounts owed under this Lease, as determined by Lessor in its sole and absolute discretion. Upon making such payment, (i) the balance owed under the Lease shall not be re-amortized; rather, the payment shall be applied to amounts due under the Lease in inverse chronological order of the Lease termination date, commencing first with the Termination Value (defined below); (ii) Lessee shall remain liable for, and pay as and when due, all future Basic Rent and all Other Payments until paid in full in accordance with the terms of this Lease, and (iii) Lessor shall terminate its interest in any Lost Equipment to the extent it is paid off in full as determined by Lessor, "AS IS WHERE IS", and “WITH ALL FAULTS”, but subject to the requirements of any third party insurance carrier in order to settle an insurance claim. As used in this Lease, "Stipulated Loss Value" shall mean the product of the portion of the Funding Amount allocated to the Lost Equipment as determined by Lessor in its sole discretion, times the percentage factor applicable to the Loss Payment Date, as set forth in the Schedule of Stipulated Loss Values incorporated in such Schedule. After the final rent payment date of the original term or any renewal term of a Schedule, the Stipulated Loss Value shall be determined as of the last rent payment date during the applicable term of such Schedule, and the applicable percentage factor shall be the last percentage factor set forth in the Schedule of Stipulated Loss Values incorporated in such Schedule. (e) Lessor shall be under no duty to Lessee to pursue any claim against any person in connection with a Total Loss or other loss or damage. (f) If Lessor receives a payment under an insurance policy required under this Lease in connection with any Total Loss or other loss of or damage to an item of Equipment, and such payment is both unconditional and indefeasible, then provided Lessee shall have complied with the applicable provisions of this Section, Lessor shall either (1) credit such proceeds against any amounts owed by Lessee under the Lease in inverse chronological order of the Lease termination date, commencing first with the Termination Value (defined below), or (2) if received with respect to repairs made pursuant to Section 12(c), remit such proceeds to Lessee up to an amount equal to the amount of the costs of repair actually incurred by Lessee, as established to Lessor’s satisfaction.

13.      REDELIVERY. (a) If (i) an Event of Default occurs with respect to a Schedule and Lessee is required to surrender or return the Equipment described on such Schedule to Lessor, or (ii) this Lease expires and Lessee does not purchase the Equipment pursuant to Rider No. 1 to the Equipment Schedule, Lessee shall, at Lessor’s option, deliver such Equipment to Lessor, at Lessee’s sole cost and expense, free and clear of all Liens whatsoever, to such place(s) within the continental United States as Lessor shall specify. Lessee shall provide, at its expense, transit insurance for the delivery period in an amount equal to the replacement value of such Equipment and Lessor shall be named as the loss payee on all such policies of insurance. Lessee shall cause: (1) the Supplier’s representative or other qualified person acceptable to Lessor (the “Designated Person”) to de-install such Equipment in accordance with the Supplier’s specifications (as applicable) and pack such Equipment properly and in accordance with the Supplier’s recommendations (as applicable); and (2) such Equipment to be transported in a manner consistent with the Supplier’s recommendations and practices (as applicable), at Lessee’s sole cost and expense. Upon surrender or delivery, as applicable, such Equipment shall be: (i) in the same condition as when the related Schedule was executed, ordinary wear and tear excepted; (ii) mechanically and structurally sound, capable of performing the functions for which such Equipment was originally designed, in accordance with the Supplier’s published and recommended specifications (as applicable); (iii) delivered or surrendered, as applicable, with all component parts in good operating condition (and all components must meet or exceed the Supplier’s minimum recommended specifications, unless otherwise agreed by Lessor in writing); (iv) delivered or surrendered, as applicable, with all software and documentation necessary for the operation of such Equipment for the performance of the functions for which such Equipment was originally designed (whether or not such software is embedded in or otherwise is a part of such Equipment); and (v) cleaned and cosmetically acceptable, with all Lessee-installed markings removed and all rust, corrosion or other contamination having been removed or properly treated, and in such condition so that it may be immediately installed and placed in service by a third party. Upon delivery, Lessee shall ensure that such Equipment shall be in compliance with all applicable Federal, state and local laws, and health and safety guidelines. Lessee shall be responsible for the cost of all repairs, alterations, inspections, appraisals, storage charges, insurance costs, demonstration costs and other related costs necessary to cause such Equipment to be in full compliance with the terms of this Lease. (b) If requested by Lessor, Lessee shall also deliver all related records and other data to Lessor, including all drawings, records of maintenance, modifications, additions and major repairs, computerized maintenance history, and any maintenance and repair manuals, if any (collectively, the “Records”). All drawings, manuals or other documents delivered to Lessor that are subject to periodic revision will be fully up-to-date and current to the latest revision standard of any particular manual or document. In the event any such Records are missing or incomplete, Lessor shall have the right to cause the same to be reconstructed at Lessee’s expense. (c) In addition to Lessor's other rights and remedies hereunder, if such Equipment and the related Records are not returned in a timely fashion, or if repairs are necessary to place any item of Equipment in the condition required in this Section, Lessee shall (i) continue to pay to Lessor per diem rent at the last prevailing lease rate under the applicable Schedule with respect to such item of Equipment, for the period of delay in redelivery, and/or for the period of time reasonably necessary to accomplish such repairs, and (ii) pay to Lessor an amount equal to the aggregate cost of any such repairs. Lessor's acceptance of such rent on account of such delay and/or repair does not constitute an extension or renewal of the term of the related Schedule or a waiver of Lessor's right to prompt return of such Equipment in proper condition. Such amount shall be payable upon the earlier of Lessor’s demand or the return of such Equipment in accordance with this Lease. (d) Without limiting any other terms or conditions of this Lease, the provisions of this Section are of the essence of each Schedule, and upon application to any court of equity having jurisdiction, Lessor shall be entitled to a decree against Lessee requiring Lessee’s specific performance of its agreements in this Section.

14.       INDEMNITY. Lessee shall indemnify, defend and keep harmless Lessor and any Assignee (as defined in Section 17), and their respective members, managers, officers agents and employees (each, an "Indemnitee"), from and against any and all Claims (other than such as may directly and proximately result from the actual, but not imputed, gross negligence or willful misconduct of such Indemnitee), by paying or otherwise discharging same, when and as such Claims shall become due. Lessee agrees that the indemnity provided for in this Section includes the agreement by Lessee to indemnify each Indemnitee from the consequences of its own simple negligence, whether that negligence is the sole or concurring cause of the Claims, and to further indemnify each such Indemnitee with respect to Claims for which such Indemnitee is strictly liable. Lessor shall give Lessee prompt notice of any Claim hereby indemnified against and Lessee shall be entitled to control the defense of and/or to settle any Claim, in each case, so long as (1) no Default or Event of Default has occurred and is then continuing, (2) Lessee confirms, in writing, its unconditional and irrevocable commitment to indemnify each Indemnitee with respect to such Claim, (3) Lessee is financially capable of satisfying its obligations under this Section, (4) Lessor approves the defense counsel selected by Lessee, and (5) there is no reasonable risk of criminal liability being imposed on Lessor or any of its Indemnitees as a result of such Claim. The term "Claims" shall mean all claims, allegations, harms, judgments, settlements, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), financing or securitization losses or charges, other charges that Lessor (or any of its affiliates) has incurred or for which it is responsible, in the nature of interest, Liens, financing charges and any other costs (including attorneys' fees and disbursements and any other legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or enforcing the rights, remedies or indemnities provided for hereunder, or otherwise available at law or equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any person, arising on account of (A) any Lease Document, including the performance, breach (including any Default or Event of Default) or enforcement of any of the terms thereof, or any early repayment of Lessee’s obligations under the Lease Documents (whether pursuant to acceleration, liquidation or otherwise) or any early termination of the Lease, or (B) the Equipment, or any part or other contents thereof, any substance at any time contained therein or emitted therefrom, including any hazardous substances, or the premises at which the Equipment may be located from time to time, or (C) the ordering, acquisition, delivery, installation or rejection of the Equipment, the possession of any property to which it may be attached from time to time, maintenance, use, condition, ownership or operation of any item of Equipment, and by whomsoever owned, used, possessed or operated, during the term of any Schedule with respect to that item of Equipment, the existence of latent and other defects (whether or not discoverable by Lessor or Lessee) any claim in tort for negligence or strict liability, and any claim for patent, trademark or copyright infringement, or the loss, damage, destruction, theft, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof, including Claims involving or alleging environmental damage, or any criminal or terrorist act, or for whatever other reason whatsoever. If any Claim is made against Lessee or an Indemnitee, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Lessee of any obligation hereunder.

15.         DEFAULT. A default shall be deemed to have occurred hereunder and under a Schedule upon the occurrence of any of the following (each, an "Event of Default"): (a) non-payment of Basic Rent within five (5) days of the applicable rent payment date; (b) non-payment of any Other Payment within five (5) days after it is due; (c) failure to maintain, use or operate the Equipment in compliance with applicable law; (d) breach by Lessee of its covenants pursuant to Section 4(e) hereof; (e) failure to obtain, maintain and comply with all of the insurance coverages required under this Lease that is not cured within five (5) days after notice thereof; (f) any transfer or encumbrance, or the existence of any Lien, except for Permitted Liens; (g) a payment or other default by Lessee under any loan, lease, guaranty or other financial obligation to Lessor (including, without limitation, the Related Lease) or its affiliates which default entitles the other party to such obligation to exercise remedies; (h) a payment or other default by Lessee under any material loan, lease, guaranty or other material financial obligation to any third party which default has been declared; (i) an inaccuracy in any representation or breach of warranty by Lessee (including any false or misleading representation or warranty) in any financial statement or Lease Document, including any omission of any substantial contingent or unliquidated liability or claim against Lessee; (j) the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Lessee or any of its properties or business (unless, if involuntary, the proceeding is dismissed within sixty (60) days of the filing thereof) or the rejection of this Lease or any other Lease Document in any such proceeding; (k) the failure by Lessee generally to pay its debts as they become due or its admission in writing of its inability to pay the same; (l) Lessee shall (1) enter into any transaction of merger or consolidation, unless Lessee shall be the surviving entity (such actions being referred to as an "Event"), unless the surviving entity is organized and existing under the laws of the United States or any state, and prior to such Event: (A) such person executes and delivers to Lessor (x) an agreement satisfactory to Lessor, in its sole discretion, containing such person's effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Lessee's obligations having previously arisen, or then or thereafter arising, under any and all of the Lease Documents, and (y) any and all other documents, agreements, instruments, certificates, opinions and filings requested by Lessor; and (B) Lessor is satisfied as to the creditworthiness of such person, and as to such person's conformance to the other standard criteria then used by Lessor when approving transactions similar to the transactions contemplated in this Lease; (2) cease to do business as a going concern, liquidate, or dissolve; or (3) sell, transfer, or otherwise dispose of all or substantially all of its assets or property; (m) if Lessee is privately held and effective control of Lessee's voting capital stock/membership interests/partnership interests, issued and outstanding from time to time, is not retained by the present holders (unless Lessee shall have provided thirty (30) days' prior written notice to Lessor of the proposed disposition and Lessor shall have consented thereto in writing); (n) if Lessee is a publicly held corporation and there is a material change in the ownership of Lessee’s capital stock, unless Lessor is satisfied as to the creditworthiness of Lessee and as to Lessee's conformance to the other standard criteria then used by Lessor for such purpose immediately thereafter; (o) there occurs a default or anticipatory repudiation under or termination of any guaranty executed in connection with this Lease; (p) failure to satisfy the requirements of any financial covenants set forth herein, or in any rider to this Lease or any Schedule; or (q) failure to timely pay any material suppliers and mechanics for work or repairs to the Equipment; or (r) breach by Lessee of any other covenant, condition or agreement (other than those in items (a)-(q)) under this Lease or any of the other Lease Documents that continues for thirty (30) days after Lessor’s written notice to Lessee (but such notice and cure period will not be applicable unless such breach is curable by practical means within such notice period). The occurrence of an Event of Default with respect to any Schedule shall, at the sole discretion of Lessor, constitute an Event of Default with respect to any or all Schedules to which it is then a party. Notwithstanding anything to the contrary set forth herein, Lessor may exercise all rights and remedies hereunder independently with respect to each Schedule and the Equipment covered by such Schedule.

16.   REMEDIES. (a) If an Event of Default occurs with respect to any Schedule, the Lessor thereunder may (in its sole discretion) exercise any one or more of the following remedies with respect to such Schedule and any or all other Schedules to which such Lessor is then a party: (1) proceed at law or in equity, to enforce specifically Lessee’s performance or to recover damages; (2) declare each such Schedule in default, and terminate each such Schedule or otherwise terminate Lessee’s right to use the Equipment and Lessee’s other rights, but not its obligations, thereunder and Lessee shall immediately assemble, make available and, if Lessor requests, return the Equipment to Lessor in accordance with the terms of Section 13 of this Lease; (3) enter any premises, without prior notice, where any item of Equipment is located and take immediate possession of and remove (or disable in place) such item (and/or any unattached parts) by self-help, summary proceedings or otherwise without liability; (4) use the premises where the Equipment is located to store, repair, assemble, auction, sell or otherwise deal with the Equipment, without cost or liability to Lessor; (5) sell, re‑lease or otherwise dispose of any or all of the Equipment, whether or not in Lessor's possession, at public or private sale, with or without notice to Lessee, and apply or retain the net proceeds of such disposition, with Lessee remaining liable for any deficiency and with any excess being for the account of Lessee; (6) enforce any or all of the preceding remedies with respect to any Equipment, and apply any deposit or other cash collateral, or any proceeds of any such Equipment, at any time to reduce any amounts due to Lessor; (7) demand and recover from Lessee all Liquidated Damages and all Other Payments whenever the same shall be due; and (8) exercise any and all other remedies allowed by applicable law, including the UCC. As used herein, “Liquidated Damages” shall mean the liquidated damages (all of which, Lessee hereby acknowledges, are damages to be paid in lieu of future Basic Rent and are reasonable in light of the anticipated harm arising by reason of an Event of Default, and are not a penalty) described in the first sentence of Section 16(b). Upon the occurrence of the Event of Default described in Section 15(j) hereof, the remedy provided in Clause (7) above shall be automatically exercised without the requirement of prior written notice to Lessee or of any other act or declaration by Lessor, and the Liquidated Damages described therein shall be immediately due and payable. If at any time after the occurrence of an Event of Default or as a result of any early repayment of Lessee’s obligations under the Lease Documents (whether pursuant to acceleration, liquidation or otherwise) or early termination of the Lease, Lessor determines that (i) the cost of Lessor (or any of its affiliates) maintaining the Lease or otherwise extending credit to Lessee has increased or Lessor’s (or any of its affiliates’ ) cost of capital has increased, or (ii) Lessor’s (or any of its affiliates’) rate of return has decreased or (iii) Lessor (or any of its affiliates) has incurred or will incur increased costs, charges, or any loss, whether pursuant to any third party financing or securitization to which Lessor or any of its affiliates is a party or otherwise, then, in each case, the Basic Rent, the Liquidated Damages and the Stipulated Loss Value shall be increased to an amount necessary to compensate Lessor and its affiliates for such increased costs, charges, losses, and reduction in such rate of return. For the avoidance of doubt, if Lessor or any of its affiliates has entered into a securitization or similar financing transaction of which the Lease Documents are a part, the Basic Rent, the Liquidated Damages and the Stipulated Loss Value shall be increased to an amount necessary to repay in full Lessor’s (or any of its affiliates’) outstanding balance under such securitization or similar financing transaction documents in respect of the Lease Documents in the case of any early repayment of Lessee’s obligations under the Lease Documents (whether pursuant to acceleration, liquidation or otherwise) or any early termination of the Lease.

If at any time after the occurrence of an Event of Default, Lessor determines that the cost of maintaining the Lease or otherwise extending credit to Lessee has increased because such Event of Default has the effect of reducing the rate of return on Lessor’s capital or increasing the cost of Lessor’s capital, then the Basic Rent, the Liquidated Damages and the Stipulated Loss Value shall be increased to compensate Lessor for such increased cost and reduction in such rate of return.

(b) If an Event of Default occurs with respect to any Schedule and/or the Equipment covered thereby, upon demand by Lessor, Lessee shall pay to Lessor an amount calculated as the Stipulated Loss Value of the Equipment (determined as of the next rent payment date after the date of the occurrence of the subject Event of Default), together with all other Rent due with respect to the related Schedule as of such determination date, and all Enforcement Costs (defined in Section 16(c)), less a credit for any disposition proceeds, if applicable pursuant to the application provisions in the next sentence. If Lessor demands the Liquidated Damages under this Section 16(b), and recovers and sells the Equipment, any proceeds received in good and indefeasible funds shall be applied by Lessor, with respect to the related Schedule: first, to pay all Enforcement Costs, to the extent not previously paid; second, to pay to Lessor an amount equal to any unpaid Rent due and payable, together with the Liquidated Damage amounts specified in this Section 16(b), to the extent not previously paid; third, to pay to Lessor any interest accruing on the amounts covered by the preceding clauses, at the Default Rate, from and after the date the same becomes due, through the date of payment; and fourth, (A) if the Lessor under such Schedule is also the Lessor under any other Schedules (whether by retaining the same, or as Assignee), to satisfy any remaining obligations under any or all such other Schedules, or (B) if such Lessor is not the Lessor under any other Schedule, or if Lessee’s obligations to such Lessor under such other Schedules have been fully and indefeasibly satisfied, to reimburse Lessee for such amounts to the extent paid by Lessee as Liquidated Damages pursuant to this Section 16(b).

(c) Unless already specifically provided for in Section 16(b), if an Event of Default occurs with respect to any Schedule, Lessee shall also be liable for all of the following (“Enforcement Costs”): (1) all unpaid Rent due before, during or after exercise of any of the foregoing remedies, and (2) all reasonable legal fees (including consultation, drafting notices or other documents, expert witness fees, sending notices or instituting, prosecuting or defending litigation or arbitration) and other enforcement costs and expenses incurred by reason of any Default or Event of Default or the exercise of Lessor's rights or remedies, including all expenses incurred in connection with the return or other recovery of any Equipment in accordance with the terms of this Lease or in placing such Equipment in the condition required hereby, or the sale, re-lease or other disposition (including but not limited to costs of transportation, possession, storage, insurance, taxes, lien removal, repair, refurbishing, advertising and brokers’ fees, and reasonable legal fees and costs for inside and outside counsel), and sales or use taxes incurred by Lessor in connection with any disposition of the Equipment after the occurrence of an Event of Default, and all other pre-judgment and post-judgment enforcement related actions taken by Lessor or any actions taken by Lessor in any bankruptcy case involving Lessee, the Equipment, or any other person. From and after the date on which an Event of Default occurs, Lessee shall pay interest to Lessor with respect to all amounts due hereunder until such amounts are received by Lessor in good funds at a per annum interest rate that is the lesser of eighteen (18) percent or the maximum rate permitted by applicable law (the “Default Rate”). No right or remedy is exclusive and each may be used successively and cumulatively. Any failure to exercise the rights granted hereunder upon any Default or Event of Default shall not constitute a waiver of any such right. No extension of time for payment or performance of any of Lessee’s obligations hereunder shall operate to release, discharge, modify, change or affect the original liability of Lessee for such obligations, either in whole or in part. In any action to repossess any Equipment or other Collateral, Lessee waives any bonds and any surety or security required by any applicable laws as an incident to such repossession. Notices of Lessor’s intention to accelerate, acceleration, nonpayment, presentment, protest, dishonor or any other notice whatsoever (other than as expressly set forth herein) are waived by Lessee. Any notice given by Lessor of any disposition of the Equipment or any Collateral or other intended action of Lessor which is given in accordance with this Lease at least five (5) business days prior to such action, shall constitute fair and reasonable notice of such action. The execution or acceptance of a Schedule shall not constitute a waiver by Lessor of any pre-existing Default or Event of Default. With respect to any disposition of any Equipment or Collateral pursuant to this Section, (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the same for disposition, (ii) Lessor may comply with any applicable law in connection with any such disposition, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition thereof, (iii) Lessor may disclaim any title or other warranties in connection with any such disposition, (iv) if Lessor purchases any of the Equipment or Collateral at a public or private sale pursuant hereto, Lessor may pay for the same by crediting some or all of Lessee’s obligations under any Schedule, and (v) Lessee shall remain responsible for any deficiency remaining after Lessor’s exercise of its remedies and application of any funds or credits against Lessee’s obligations under any Schedule, and Lessee shall be entitled to any excess after such application.

17.   ASSIGNMENT. (a) LESSEE SHALL NOT ASSIGN, DELEGATE, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY SCHEDULE, OR ITS LEASEHOLD INTEREST OR ANY COLLATERAL, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE, WITHOUT LESSOR’S PRIOR WRITTEN CONSENT. Without limiting the foregoing, (1) Lessee may not attempt to dispose of any of the Equipment, and (2) Lessee shall (A) maintain the Equipment free from all Liens, other than Permitted Liens, (B) notify Lessor immediately upon receipt of notice of any Lien affecting the Equipment, and (C) defend Lessor's interest in the Equipment. A “Permitted Lien” shall mean any Lien for Impositions, Liens of mechanics, materialmen, or suppliers and similar Liens arising by operation of law, provided that any such Lien is incurred by Lessee in the ordinary course of business, for sums that are not yet delinquent or are being contested in good faith and with due diligence, by negotiations or by appropriate proceedings which suspend the collection thereof and, in Lessor's sole discretion, (i) do not involve any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein, and (ii) for the payment of which adequate assurances or security have been provided to Lessor. No disposition referred to in this Section shall relieve Lessee of its obligations, and Lessee shall remain primarily liable under each Schedule and all of the other Lease Documents. (b) Lessor may at any time with or without notice to Lessee grant a security interest in, sell, assign, delegate or otherwise transfer (an “Assignment”) all or any part of its interest in the Equipment, this Lease or any Schedule and any related Lease Documents or any Rent thereunder, or the right to enter into any Schedule, and Lessee shall perform all of its obligations thereunder, to the extent so transferred, for the benefit of the beneficiary of such Assignment (such beneficiary, including any successors and assigns, an “Assignee”). Lessee agrees not to assert against any Assignee any Abatement (without limiting the provisions of Section 2) or Claim that Lessee may have against Lessor, and Assignee shall not be bound by, or otherwise required to perform any of Lessor’s obligations, unless expressly assumed by such Assignee. Lessor shall be relieved of any such assumed obligations. If so directed in writing, Lessee shall pay all Rent and all other sums that become due under the assigned Schedule and other Lease Documents directly to the Assignee or any other party designated in writing by Lessor or such Assignee. Lessee acknowledges that Lessor’s right to enter into an Assignment is essential to Lessor and, accordingly, waives any restrictions under applicable law with respect to an Assignment and any related remedies. Upon the request of Lessor or any Assignee, Lessee also agrees (i) to promptly execute and deliver to Lessor or to such Assignee an acknowledgment of the Assignment in form and substance satisfactory to the requesting party, an insurance certificate and such other documents and assurances reasonably requested by Lessor or Assignee, and (ii) to comply with all other reasonable requirements of any such Assignee in connection with any such Assignment. Upon such Assignment and except as may otherwise be provided herein, all references in this Lease to “Lessor” shall include such Assignee. (c) Subject always to the foregoing, this Lease and each Schedule shall inure to the benefit of, and are binding upon, Lessee’s and Lessor’s respective successors and permitted assigns (and, without limiting the foregoing, shall bind all persons who become bound as a “new debtor” to this Lease and any Schedule, as set forth in UCC Section 9-203(e)).

18.   MISCELLANEOUS.

(a)          This Lease, each Schedule and any Riders hereto or thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be amended or modified in any manner except by a document in writing executed by both parties.

(b)         This Lease has been negotiated at arm’s length between persons knowledgeable in the matters dealt with herein. In addition, each party to this Lease has been represented by independent legal counsel of such party’s own choice. Accordingly, any rule of law or any other statute, legal decision or common law principle of similar effect that would require interpretation of any uncertainty or ambiguity in this Lease against the party that drafted it, is of no application and is hereby expressly waived. This Lease shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties and this Lease.

(c)          If any provision of this Lease, as applied to any party or to any circumstance, shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Lease, the application of any such provision in any other circumstance, or the validity or enforceability of this Lease, and any provision which is found to be void, invalid or unenforceable shall be curtailed and limited only to the extent necessary to bring such provision within the requirements of the law.

(d)         Each party to this Lease warrants, represents and agrees that, in executing this Lease, such party (i) does so with knowledge of any and all rights that such party may have with respect to the provisions of this Lease, (ii) has carefully read and considered this Lease and fully understands its contents and the significance of its contents, (iii) is entering into this Lease of such party’s own informed and free will, based upon such party’s own judgment and without any coercion or fear of retaliation, and (iv) has obtained independent legal advice with respect to this Lease.

(e)         Lessee hereby waives presentment for payment, protest and demand, notice of protest, demand, dishonor and nonpayment under this Lease, notice of acceleration, notice of intent to accelerate, and any and all other notices or matters of a like nature, and consent to any and all renewals and extensions of the time of payment hereof, including, but not limited to, any notice required under the Civil Code of any applicable jurisdiction(s).

(f)          The representations, warranties and agreements of Lessee herein shall be deemed to be continuing and to survive the execution and delivery of this Lease, each Schedule and any other Lease Documents. With respect to any of Lessee's obligations under the other provisions of this Lease which have accrued but not been fully satisfied, performed or complied with prior to the expiration or earlier cancellation or termination of such Schedule, shall survive the expiration or earlier cancellation or termination thereof.

(g)          All of Lessee’s obligations hereunder and under any Schedule shall be performed at Lessee’s sole expense. Lessee shall reimburse Lessor promptly upon demand for all expenses incurred by Lessor in connection with (1) any action taken by Lessor at Lessee’s request, or in connection with any option, (2) the filing or recording of real property waivers and UCCs, (3) any Enforcement Costs not recovered pursuant to Section 16, (4) all inspections and appraisals, and (5) all lien search reports (and copies of filings) requested by Lessor. If Lessee fails to perform any of its obligations with respect to a Schedule, Lessor shall have the right, but shall not be obligated, to effect such performance, and Lessee shall reimburse Lessor, upon demand, for all expenses incurred by Lessor in connection with such performance. Lessor's effecting such compliance shall not be a waiver of Lessee's default. All amounts payable under this Section, if not paid when due, shall be paid to Lessor together with interest thereon at the Default Rate.

(h)                   Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact (which power shall be deemed coupled with an interest) to: (1) make minor corrections to manifest errors in factual data in any Schedule and/or any addenda, attachments, exhibits and/or riders to this Lease or any Schedule; and (2) execute, endorse and deliver any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by this Lease, but only to the extent that the same relates to the Equipment, or are required by titling agencies in order to reflect Lessor as the lienholder with respect to certificates of title pertaining to motor vehicles (if any) comprising the Equipment.

(i)          Lessee agrees to execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements and assignments of rents or leases) and do such further acts as may be necessary, desirable or proper to implement the provisions of the immediately preceding subparagraph or to carry out more effectively the purposes of this Lease.

(j)          LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSEE AND/OR LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE.

(k)          All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

(l)         During the term of this Lease, Lessee shall not prepay any indebtedness owning to any person (other than Lessor) if such prepayment impairs Lessee’s ability to fulfill its obligations hereunder on a timely basis.

(m)         During the term of this Lease, Lessee shall not enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital, or liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, or other evidence of beneficial ownership of any person or entity, or commit to do any of the foregoing.

(n)         During the term of this Lease, Lessee shall not guarantee or otherwise become in any way liable with respect to any obligation of any person or entity except by endorsement of instruments or items of payment for deposit to the account of Lessee which are transmitted or turned over to Lessor.

(o)         During the term of this Lease, Lessee shall not take any action concerning or with respect to the Equipment that is inconsistent with the provisions or purposes of this Lease or that would otherwise impair or threaten to impair Lessor’s interest in the Equipment or Lessor’s rights under the Lease.

(p)          This Lease shall not be effective unless and until accepted by execution by an officer of Lessor at the address as set forth below the signature of Lessor. THIS LEASE AND ALL OF THE OTHER LEASE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MICHIGAN (THE “STATE”) (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. Lessee hereby irrevocably consents and agrees that any legal action, suit, or proceeding arising out of or in any way in connection with this Lease may be instituted or brought in the courts of the State of Michigan or any U.S. District Court in the State of Michigan, as Lessor may elect. Lessee hereby irrevocably accepts and submits to, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of any such court, and to all proceedings in such courts if the action is commenced by Lessor and to the exclusive jurisdiction of such courts if commenced by Lessee. The parties agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at the mailing address below Lessee’s signature, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State.

(q)         In the event of any litigation between or among the parties hereto respecting or arising out of this Lease, the successful or prevailing party shall be entitled to recover attorneys’ fees and other costs in connection therewith, including any attorneys’ fees incurred after a judgment has been rendered by a court of competent jurisdiction. Any judgment shall include an attorneys’ fees clause which shall entitle the judgment creditor to recover attorneys’ fees incurred to enforce a judgment hereon, which attorneys’ fees shall be an element of post-judgment costs. The parties agree that this attorneys’ fee provision shall not merge into any judgment.

(r)         All amounts payable hereunder are payable in lawful money of the United States. Lessee agrees to pay all costs of collection when incurred, including reasonable attorneys’ fees and costs, whether or not a suit or action is instituted to enforce this Lease, including but not limited to court costs, appraisal fees, the cost of searching records, obtaining title reports and title insurance and trustee’s fees, to the extent permitted by applicable law.

(s)          This Lease and all of the other Lease Documents may be executed in counterparts. Photocopies, email or facsimile transmissions of signatures shall be deemed original signatures and shall be fully binding on the parties to the same extent as original signatures. The transfer or possession of the “Original” of this Lease shall be irrelevant to the full or collateral assignment of, or grant of security interest in, any Schedule; provided, however, no security interest in any Schedule may be created through the transfer, possession or control, as applicable, of any counterpart of such Schedule other than the original thereof, which shall be identified as the document or record (as applicable) marked "Original" and all other counterparts shall be marked "Duplicate".

(t)         Each right, power and remedy given to Lessor by this Lease or any Rider shall be in addition to all other rights, powers, and remedies given to Lessor by this Lease or any Rider or by virtue of any statute, rule of law, or any other agreement between Lessee and Lessor. Any forbearance or failure or delay by Lessor in exercising any right, power, or remedy hereunder shall not preclude the further exercise thereof. Every right, power, and remedy of Lessor shall continue in full force and effect until such right, power, or remedy is specifically waived by an instrument in writing signed by Lessor.

(u)          If Lessor is required by the terms hereof to pay to or for the benefit of Lessee any amount received as a refund of an Imposition or as insurance proceeds, Lessor shall not be required to pay such amount, if any Default has occurred and not been cured or any Event of Default shall have occurred and not been waived by Lessor. In addition, if Lessor is required by the terms hereof to cooperate with Lessee in connection with certain matters, such cooperation shall not be required if a Default or Event of Default has then occurred and is continuing.

(v)          To the extent Lessor’s consent is requested or required with respect to any matter, the reasonableness of Lessor's withholding of such consent shall be determined based on the then existing circumstances; provided, that Lessor's withholding of its consent shall be deemed reasonable for all purposes if (i) the taking of the action that is the subject of such request, might result (in Lessor's discretion), in (A) an impairment of Lessor's rights, title or interests hereunder or under any Schedule or other Lease Document, or to the Equipment, or (B) expose Lessor to any Claims or Impositions, or (ii) Lessee fails to provide promptly to Lessor any filings, certificates, opinions or indemnities required by Lessor as a condition to such consent. Neither Lessee nor any of its affiliates will in the future issue any press release or other public disclosure using the name of Lessor or its affiliates or referring to this Agreement or the other Lease Documents without at least five (5) business days' prior notice to Lessor and without the prior written consent of Lessor unless (and only to the extent that) such Lessee or affiliate is required to do so under applicable law and then, in any event, such Lessee or affiliate will consult with Lessor before issuing such press release or other public disclosure. Notwithstanding the foregoing, any Lessee may make such public disclosures with respect to the transactions contemplated by the Lease Documents in connection with all regular and periodic reports (including without limitation any Form 8-Ks) and all registration statements and prospectuses, if any, filed by Lessee with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority. Lessee hereby authorizes Lessor and its affiliates to make mention of Lessor’s participation in this transaction in its marketing, sales materials, printed media, tombstones or web-based material.

(w)          The recitals set forth above are incorporated herein by reference.

19.      DEFINITIONS AND RULES OF CONSTRUCTION. (a) The following terms when used in this Lease or in any of the Schedules have the following meanings: (1) “affiliate”: with respect to any given person, shall mean (i) each person that directly or indirectly owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five (5) percent or more of the voting stock, membership interest or similar equity interest having ordinary voting power in the election of directors or managers of such person, (ii) each person that controls, is controlled by, or is under common control with, such person, or (iii) each of such person’s officers, directors, members, joint venturers and partners. For the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; (2) "applicable law" or "law": any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority; (3) “AS IS, WHERE IS”: AS IS, WHERE IS, without warranty, express or implied, with respect to any matter whatsoever; (4) "business day": any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the state of the Lessor’s notice address; (5) "governmental authority": any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign; (6) "person": any individual, corporation, limited liability entity, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Lessee or Lessor; and (7) "UCC" or "Uniform Commercial Code": the Uniform Commercial Code as in effect in the State or in any other applicable jurisdiction; and any reference to an article (including Article 2A) or section thereof shall mean the corresponding article or section (however termed) of any such applicable version of the Uniform Commercial Code. (b) The following terms when used herein or in any of the Schedules shall be construed as follows: (1) "herein," "hereof," "hereunder," etc.: in, of, under, etc. this Lease or such other Lease Document in which such term appears (and not merely in, of, under, etc. the section or provision where the reference occurs); (2) "including": means including without limitation unless such term is followed by the words "and limited to," or similar words; and (3) "or": at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by "any" indicates any number of the members of the relevant class. Any Lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time. Any reference to Lessor or Lessee shall include their permitted successors and assigns. Any reference to an applicable law shall also mean such law as amended, superseded or replaced from time to time.

20.         RIDERS. Riders Nos. 1 through 3 attached hereto are incorporated in this Lease.

21.          CROSS-COLLATERALIZATION AND CROSS-DEFAULT. Notwithstanding anything to the contrary provided herein or any other document, this Lease and any Schedules, the Equipment and the Collateral in which Lessor now or hereafter has an interest or are now or hereafter executed in connection herewith are cross-collateralized and cross-defaulted with all other agreements between Lessor and Lessee such that the Equipment and Collateral identified on each Schedule or described herein, stand as security for all obligations of Lessee to Lessor.

signatures on following page

IN WITNESS WHEREOF, the parties hereto have caused this Master Lease Agreement to be duly executed as of the day and year first above set forth.

Lessee:

HEAT WAVES HOT OIL SERVICE LLC,

a Colorado limited liability company

By:

Name: Richard A. Murphy

Title: Chief Executive Officer

Address: 14133 County Rd. 9 ½, Longmont, CO 80504

Form of Organizations: limited liability company

Jurisdiction of Organizations: Colorado

Federal Employer Identification No.: 20-4346218

Organizational Number: 20061076289

Lessor:

UTICA LEASECO, LLC,

a Florida limited liability company

By:

Name:     Ryann Whitmore

Title:       Vice President

905 South Boulevard East

Rochester Hills, Michigan 48307

RIDER NO. 1 TO MASTER LEASE AGREEMENT

To and part of Master Lease Agreement dated as of the 24th day of March, 2022 (the "Lease"), between UTICA LEASECO, LLC, its successors and assigns ("Lessor"), and HEAT WAVES HOT OIL SERVICE LLC, a Colorado limited liability company, its successors and permitted assigns (hereafter referred to both individually, and collectively (if more than one), as "Lessee").

AUTOMATED CLEARING HOUSE PAYMENTS.

All payments of Basic Rent pursuant to Section 2 of the Lease shall be paid by automatic debit from Lessee’s bank account (the “Bank Account”) specified on the Authorization for Pre-Arranged Payments attached hereto as Exhibit No. 1 (the “Authorization”).

In addition to the conditions precedent specified in Section 5 of the Lease, Lessor’s agreement to purchase and lease Equipment under a Schedule is conditioned upon Lessor having received the Authorization duly executed by Lessee, in form and substance satisfactory to Lessor.

In addition to the representations and warranties made by Lessee in Section 3 of this Lease, Lessee represents, warrants and agrees that, as of the effective date of this Lease and of each Schedule: (a) the Bank Account is Lessee’s primary operating account as of the date of this Lease, and any additional bank accounts specified on Exhibit No. 2 attached hereto constitute all other bank accounts maintained by Lessee as of the date of this Lease; and (b) Lessee shall provide to Lessor prior written notice if at any time the Bank Account ceases to be Lessee’s primary operating account or if Lessee establishes other bank accounts in addition to those specified on Exhibit No. 2 attached hereto.

In addition to the Events of Default specified in Section 15 of this Lease, Lessee’s failure to maintain the Bank Account as its primary operating account, without (a) prior notice to Lessor, (b) the designation of a replacement primary operating account, and (c) execution and delivery to Lessor of an Authorization with respect to such replacement account, shall constitute an Event of Default.

If any payment of Basic Rent or any other amount due under the Lease intended to be paid by automated clearing house debit is not processed or returned on the basis of insufficient funds in the designated bank account, upon demand, Lessee shall pay Lessor a charge equal to five (5) percent of the amount of such payment.

Lessee: HEAT WAVES HOT OIL SERVICE LLC, a Colorado limited liability company By: Name: Richard A. Murphy Title: Chief Executive Officer

Exhibit 1

Authorization for pre-arranged payments

Please fill out and execute this document along with a matching voided check

CREDITOR

Name               Utica Leaseco, LLC

Address 905 South Boulevard East          City: Rochester Hills                           State: MI                  Zip: 48307

Account ____________________________________

DEPOSITOR

Customer Name ______________________________________________________________         Phone #_________________________________

Address________________________ ______________________________________________

City__________ ____________________________          State_________ _________          Zip_______________________

From time to time, Depositor may enter into an additional Financing Agreement with Creditor (hereinafter each “Additional Agreement” and collectively the “Additional Agreements”). Such Additional Agreements will require Depositor to remit certain periodic payments and other sums including, but not limited to, applicable insurance charges, interim rent, service and returned item fees or personal property and other taxes and governmental charges associated with the ownership, possession or use of the Property to Creditor. PAYMENTS UNDER THE ADDITIONAL AGREEMENT(S) MAY VARY. Depositor may request to be set-up for Electronic Funds Withdrawal for any Additional Agreement by sending a written request to Creditor. Such request may be sent via mail, facsimile or electronic mail and Creditor may rely on any such request even if the request is not signed by Depositor. Any such request approved by Creditor shall be subject to all of the terms and conditions of this Master Authorization for Electronic Funds Withdrawal Agreement. For any such request approved by Creditor, Depositor hereby requests and authorizes Creditor (or any assignee of Creditor), without notice to Depositor, to issue any check, draft or order for payment on the below referenced Bank Account, as Depositor’s agent, until such time as Depositor delivers written revocation of such authorization to Creditor and the below referenced Bank or Financial Institution (the “Bank”). Creditor hereby authorizes the Bank to debit the Bank Account by an amount equal to the check, draft or order presented for payment. Nothing herein shall require Creditor or Depositor to enter into any Additional Agreements.

            Initials

FINANCIAL INSTITUTION ACCOUNT INFORMATION

Name: _____________________         Phone # Fax #.(____)_____________________________

Branch Address: City:______________________________ State: __________ Zip: __________________________

Checking Account # ABA Routing # (9 digits):

NOTICE: Depositor has previously entered into the above referenced Agreement which requires Depositor to remit certain periodic payments and other sums including, but not limited to, applicable insurance charges, service and returned item fees, interim rent or personal property and other taxes and governmental charges associated with the ownership, possession or use of the Property to Creditor on the due date thereof. In order to provide for the convenient remittance of such amounts to Creditor, Depositor hereby requests and authorizes Creditor (or any assignee of Creditor) to issue any check, draft, or order for payment on the above referenced Bank Account, as Depositor’s agent, until such time as Depositor delivers written revocation of such authorization to Creditor and the above referenced Bank or Financial Institution (the “Bank”). Creditor hereby authorizes the Bank to debit the Bank Account by an amount equal to the check, draft or order presented for payment. The amount drawn on your Bank Account will be the amount set forth on the invoices provided by Creditor to Depositor from time to time and such amounts will also appear on your monthly statement provided by the Bank to Depositor. The amount authorized to be drawn on the Account each month shall be the sum of the periodic payment and all other sums then due and payable under the terms of the Agreement.

The amount drawn each month may vary from month to month due to the timing of such obligations as property taxes, applicable insurance charges, interim rent, or personal property and other taxes and governmental charges associated with the ownership, possession or use of the Property. Depositor agrees to maintain a balance in the Account sufficient to cover such amounts. In the event any check, draft or order is not paid upon presentation, Depositor shall immediately deposit an amount in the Bank Account sufficient to cover such check, draft or order. In the event any check, draft or order is not paid upon presentation, Creditor reserves the right to cancel this Authorization for Pre- Arranged Payments and require Depositor to remit all periodic payments and other sums due and payable under the terms of the Agreement directly to Creditor. Depositor acknowledges and agrees that all payments due under the terms of the Agreement are the responsibility of Depositor. If any payment is not made under this Authorization for Pre- Arranged Payments for any reason including, without limitation, insufficient funds in the Bank Account, temporary suspension of service by the Bank, or the Bank Account is closed, Depositor shall be required to make the payment manually on time. If this is not done, late charges (as defined in the Agreement) shall apply. Cancellation of this Agreement must be requested 7 days prior to your due date. It is agreed that these transfers and adjustments may be made electronically under the rules of the National Automated Clearing House Association.

Please note: A matching voided check must be included with this authorization form in order for your request to be processed.

THE FOREGOING IS HEREBY ACKNOWLEDGED AND AGREED

TO AS OF THIS                   DAY OF                  ,20         ,

BY A DULY AUTHORIZED REPRESENTATIVE OF DEPOSITOR.

X

Depositor Signature exactly as it appears on Bank’s Records

X

Signature of Joint Account Holder (If applicable)

Exhibit 2

Bank Account Information of Lessee

RIDER NO. 2 TO MASTER LEASE AGREEMENT

To and part of Master Lease Agreement dated as of the 24th day of March, 2022 (the "Lease"), between UTICA LEASECO, LLC, its successors and assigns ("Lessor") and HEAT WAVES HOT OIL SERVICE LLC, a Colorado limited liability company, its successors and permitted assigns (hereafter referred to both individually, and collectively (if more than one), as "Lessee").

LEASE ADMINISTRATION FEE. Lessee shall pay to Lessor a Lease Administration fee in the amount of Two Thousand Five Hundred and 00/100 ($2,500.00) Dollars, plus reinspection travel expenses, and on each anniversary of this Schedule and on the same day of each year thereafter, during the term of this Lease.

Lessee:

HEAT WAVES HOT OIL SERVICE LLC,

a Colorado limited liability company

By:

Name:   Richard A. Murphy

Title:     Chief Executive Officer

Lessor:

UTICA LEASECO, LLC,

a Florida limited liability company

By:

Name:    Ryann Whitmore

Title:       Vice President

RIDER NO. 3 TO MASTER LEASE AGREEMENT

To and part of Master Lease Agreement dated as of the 24th day of March, 2022 (the "Lease"), between UTICA LEASECO, LLC, its successors and assigns ("Lessor") and HEAT WAVES HOT OIL SERVICE LLC, a Colorado limited liability company, its successors and permitted assigns (hereafter referred to both individually, and collectively (if more than one), as "Lessee").

ADDITIONAL CONDITIONS PRECEDENT. In addition to the conditions precedent specified in Section 5 of the Lease, Lessor’s agreement to purchase and lease any Equipment under a Schedule is conditioned upon Lessor having received the following, in form and substance reasonably satisfactory to Lessor: The Master Lease Guaranty (the “Guaranty”), in form and substance satisfactory to Lessor, duly executed by

Enservco Corporation

(if more than one, collectively, the “Guarantor”).

If applicable, Lessee shall also deliver all original subleases for all or any part of the Equipment or Collateral, together with an assignment of all rights (but no obligations) by Lessee to Lessor thereunder.

Lessee:

HEAT WAVES HOT OIL SERVICE LLC,

a Colorado limited liability company

By:

Name: Richard A. Murphy

Title: Chief Executive Officer

Lessor:

UTICA LEASECO, LLC,

a Florida limited liability company

By:

Name:  Ryann Whitmore

Title:    Vice President